[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]


The undersigned, Gustavo H. Villalobos, a Public Interpreter for the Republic of Venezuela, as evidenced by an Official License issued unto him and published in Official Gazette No. 34,300, dated September 1989, registered with the Main Public Registry Office for the Federal District, Caracos, on August 23, 1989, under #36, follo 140, letter "V", does hereby certify that the attached document has been submitted to him for translation, and that the following is a true English language version thereof:

Between "PROYECTOS MINEROS GOLDMA C.A.", a trading corporation, of this domicile, duly registered before the Mercantile Register, Judicial District of the Federal District and the State of Miranda, dated December 14, 1989, under No. 6, Volume 80-A, First, herein represented by MOHAMAD YOUSSEF MERHI, a
Venezuelan, of legal age, of this domicile, bearer of identity card No. 11,735,431, on the one hand, and on the other, "COMPANIA MINERA APOLOGOLD C.A.", of this domicile, duly registered before the Mercantile Register, Judicial District of the Federal District and the State of Miranda, dated November 14, 1997, under No. 51, Volume 296-A-First, herein represented by its President, MARTIAL H. LEVASSEUR, of Canadian Nationality, of legal age, of this domicile, holder of Passport No. BC 046369, have decided to enter into, as we formally do, a purchase- sale contract, upon condition, which shall be governed by the regulations contained in these clauses.

FIRST: To better understand the terms contained in this contract, it has been agreed between the parties that when "the Seller" is mentioned in this contract, it shall be understood that we are meaning the trading corporation called Proyectos Mineros Goldma C.A., the identification data of which have been sufficiently stated; whenever

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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]

"The Representative of the Seller" is mentioned, it shall mean MOHAMAD YOUSSEF MERHI, , already identified, whenever "The Purchaser" is mentioned, it shall mean the trading corporation called COMPANIA MINERA APOLOGOLD C.A., the identification data of which were already mentioned in detail; whenever "The Representative of the Purchaser" is mentioned, this shall mean MARTIAL H. LEVASSEUR, already identified; whenever "The Property" is mentioned, this shall mean the alluvial diamond and gold mining concession called Codsa 13, the subject to this contract, which shall be fully identified hereinafter, with all the equipment, heavy machinery and camp pertaining to the concession; whenever "The Company" is mentioned, this shall mean the trading corporation called APOLOGOLD INC., registered before the Secretary of State of Nevada, United States of America, dated March 18, 1997, also represented by Martial H. Levasseur, in his capacity as President; whenever "the parties" are mentioned, this shall mean "The Purchaser", "The Seller", "The Representative of the Seller", "The Representative of the Purchaser" and "The Company", jointly, or, two or more of them jointly, and whenever Dollar or Dollars are mentioned, this shall mean the currency of legal tender of the United States of America.

SECOND: The purpose of this contract is to describe the conditions which must be complied by "The Contracting Parties" to guarantee the final sale and transfer of the ownership of "The Property", and to describe some basic operational procedures.

THIRD: The Seller is the legitimate seller of all rights over a mining concession for the exploitation of alluvial diamond and gold, called Codsa 13, whose ownership, granted by the Ministry of Energy and Mines, dated August 27, 1992, was published in Official Gazette of the Republic of Venezuela No. 1159, Special Edition, dated August 31, 1992, and authenticated before the Subordinate Registry Office, Roscio District of the State of Bolivar, dated September 15, 1992, under No. 66, pages 37 to 44, overleaf of the First Protocol. The above mentioned concession is located in the jurisdiction of Gran Sabana Autonomous Municipality, State of Bolivar, and is comprised by five (5) lots of land called: Codsa No 13-A to Codsa No. 13-E, which are sufficiently identified in the referred title of the concession, its boundaries and measurements being deemed as reproduced as an integral part of this document.

FOURTH: "The Representative of the Seller" guarantees to "The Purchaser" that it has been sufficiently informed of all previous agreements and contracts which might affect "The Property" and that "The Purchaser" knows the outstanding agreements and/or contacts which might interfere with the culmination of this contract.

FIFTH: The sales price agreed by the contracting parties to be received by "The Seller" in order to complete the sale of "The Property", is three million five hundred thousand dollars of the United States of America (US$ 3,500,000), which sum, to the sole effects of fulfilling the provisions set forth in the Law of the Central Bank of Venezuela, at the current exchange rate of five hundred ninety six bolivars per dollar, reaches a total of tow billion eighty six million Bolivars (Bs. 2,086,000,000).

SIXTH: The agreed sales prices shall be paid entirely by "The Purchaser" to "The Representative of the Seller", within a period of not more than three years, which term shall begin from the date of the signing of this contract before a Notary Public.

SEVENTH: On the 30th day of May, 1999, or the latest within the term of 15 working days following the date of authentication of this contract, "The Purchaser" shall deliver to the Seller a down payment of fifty thousand dollars (US$ 50,000), which amount shall, to the sole effects of complying with the Law of the Central Bank of Venezuela, at the current exchange rate of five hundred ninety six bolivars per 1 US dollar (Bs. 29,800,000). This payment shall be part of the total purchase price of The Property.



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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]

EIGHTH: On November 15, 1999, "The Purchaser" shall pay to "the Seller", a second amount of money, of at least fifty thousand dollars (US$ 50,000), which amount shall, to the sole effects of complying with the Law of the Central Bank of Venezuela, at the current exchange rate of five hundred ninety six bolivars per each dollar (Bs. 596 x US$), reaches the amount of twenty none millions eight hundred thousand bolivars (Bs. 29,800,000). This payment shall be part of the total purchase price of the Property.

NINTH: The Purchaser undertakes to establish at least one new mining operations in The Property, with a minimum production average of 1,000 cubic meters per day. Except for the occurrence of any unpredictable natural circumstances, this minimum production must be reached within a term of eight (8) months following the date of authentication of this contract, but under any circumstance, the referred average must be reached within the year following the date of authentication of this contract.

TENTH: After beginning the mining operations referred to in the ninth clause to this contract, The Purchaser shall begin to pay to The Seller a monthly installment equivalent to an estimate of thirty percent (30%) of the net profit which might be obtained by The Purchaser in the referred mining operations. The Purchaser guarantees that such estimate shall not in any case be less than twenty percent (20%) of the monthly gross profit obtained by the Purchaser in the mining operations performed in The Property.

ELEVENTH: Out of the monthly payments to be made and referred to in the above clause, fifty percent (50%) shall be credited to the total price agreed by The Property, and the remaining fifty percent (50%) shall be received by The Seller as rental payment, operational and technical assistance, use and wear of equipment. The last payment shall be carried out until total payment of The Property is made.

TWELFTH:   The  Purchaser  guarantees  that  after  one  year  of  the  date  of authentication of this contract, the minimum amount to be received by

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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]

The Seller as payment for rent, technical and operational assistance, use and wear of equipment and deposit to the account of the Loral price of The Property, shall be at least ten thousand dollars (US$ 10,000) per month, which amount, to the sole effects of complying with the law of Central Bank of Venezuela, at the current exchange rate of five hundred ninety six bolivars per 1 US dollar (Bs.596/US$), reaches the amount of five million nine hundred sixty thousand bolivars (Bs. 5,960,000), which amount shall be paid by The Purchaser to The Seller until the amount to be paid by The Purchaser to The Seller by virtue of the mining production referred to in the ninth clause of this contract reaches the minimum amount of ten thousand dollars (US$ 10,000) per month. This amount shall be applied as provided for in the tenth and eleventh clause of this contract.

THIRTEENTH: Except for any other agreement between the parties, the currency to be used to the effects of calculation in this contract, shall be the Dollar of the United States of America. The Seller reserves the right to receive payments from The Purchaser under any of the following forms or combinations thereof: gold, diamond, calculated at the market price used in the area, dollars in cash and shares of the public company, always at its choice.

FOURTEENTH: Currently, mining operations in The Property are made by the representative of The Seller, Dominic Aleong, or for any replacement that The Seller shall appoint, these operations shall be permitted to continue in an independent fashion, in the current place where it works, under the same operational conditions and payment obligations to The Seller existing as of the date of authentication of this contract. The amounts received by The Seller by virtue of this operations shall in no respect be considered as a partial payment of the obligations assumed in this contract by The Purchaser.

FIFTEENTH: The Representative of The Purchaser shall be entitled to negotiate additional terms with The Seller and Dominic Aleong, or any replacement appointed by The Seller to update the equipment used in

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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]


the operations stated in the above clause, and to modify the operation and payment terms between the Seller, Dominic Aleong or any replacement appointed by The Seller, and to share the use of any equipment currently used in The Property, repaired or its repair being paid by The Purchaser.

SIXTEENTH: Until the total transfer of the ownership of the Property is carried out, or until established otherwise in this contract, both parties shall be entitled to remove and collect any types and quantities of samples within the are of the Property, at any time, without this impairing in any manner the work that is being carried out in the Property.

SEVENTEENTH: The Purchaser shall freely permit the Seller to be present in all operations of recovery, weighing and measurement of diamonds or gold, conducted by The Purchaser, and shall mutually agree a method to ensure any of the recovered materials. Likewise, The Seller and the Purchaser shall jointly develop an acceptable method to evaluate the diamonds and gold recovered in any of the mining operations conducted The Purchaser in The Property.

EIGHTEENTH: The Purchaser accepts all risks and obligations that the development of the mining activity entails, and shall be responsible for all costs, expenses and any taxes related to the mining production, which at the same time are related to any of the operations conducted and controlled by The Purchaser in The Property, from the date of authentication of this contract.

NINETEENTH: The Purchaser shall provide from time to time to The Seller all information necessary for the making of reports that are required, shall comply with obligations accepted by the Seller in the mining title of The Property, and shall respect and cause to be respected by its employees and representatives, the entirely of the legal provisions towards the conservation and preservation of the environment, established in any Venezuelan laws, all this in order to protect the rights of the Property.



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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]


TWENTIETH: The Seller shall be responsible for the prompt presentation of each and all of the reports that may be needed to make, of the settlement of surface taxes incidental to the Property, and to make all necessary to keep effective the rights over the Property, as well as to supply immediately to the Purchaser all copies of the documents made by The Seller in order to maintain the Property. In the event The Seller fails to comply with the obligations to promptly fill out any official reports or to promptly pay any of the fees or taxes needed to maintain the Property in force, the purchaser is authorized to comply with these obligations, being able to resort to any professionals specialized in Venezuela, if necessary, to comply with this object. In the event of any conflict between the Parties on the prompt compliance with the obligations assumed by The Seller, professionals may be contracted to decide on such situation, and the Parties must accept the information that these professionals furnish them, which solution shall be final.

TWENTY FIRST: In the event the seller fails to promptly submit the official reports, or to pay taxes, both referred and necessary to keep in order the Property, this clause authorizes the Purchaser to do so, and to discount all expenses incurred in from the total price of the Property. Likewise, if the Seller fails to make any actions to keep in order The Property, this clause shall permit and authorize the Purchaser to represent the Seller before any proper Government Offices, in respect to the Property, operations in the property or similar affairs.

TWENTY SECOND: The failure by the Purchaser to promptly comply with any of the obligations assumed in this Contract, shall void the same. It has been agreed between the parties that the Purchaser may use a maximum term of sixty (60) continuous days to get up to date as to its possible delay in the fulfillment, except in the event of the fulfillment of obligations which, if not executed, might jeopardy the ownership of the property. In the event the Contract is fulfilled, the

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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]



Purchaser shall loose, for the benefit of the Seller, all payments made pursuant to this contract, not being entitled to demand compensation for any improvements made in the Property.

TWENTY THIRD: In the event this contract is declared void, the Purchaser may, with the approval by the Seller, enter into an option or arrangement to remove from the Property any recovery or mining equipment used by the Purchaser in the Property in mining tasks performed by it.

TWENTY FOURTH: In the event the Purchaser fails to comply with the obligations imposed by this contract, and therefore is declared void, the Purchaser shall be bound to be liable for any cost of environmental recovery or debts related to its operations in the Property, as ordered by any Office of the Venezuelan Government, during the following three (3) years after the date of termination thereof. This obligation shall not include specifically any of the costs related tot he mining operations or others performed in the present or previously in the Property.

TWENTY FIFTH: The Purchaser may assign all the rights and obligations acquired by it in this contract, to the Company. The Company shall become a warrantor of the obligations assumed by the Purchaser in this contract.

TWENTY SIXTH: Until the Purchaser completes the purchaser the Property established in this contract, the Seller reserves the right to propose the justified removal of any employees of the Purchaser who are inconvenient for the success of the operations and effectiveness of the Property.

TWENTY SEVENTH: The Seller, through he persons designated by it, shall have free and unrestricted access at any time, to any area of the Property, and to any operations performed thereat. The Seller shall also be entitled to notify the Purchaser in wiring of any infringements or procedures deemed as not permitted by the Venezuelan Laws.
In any case, the Seller shall express in writing which Law or



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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]

Laws are though as being breached and/or which procedures and practices of the Purchaser are questionable.

TWENTY EIGHTH: The seller shall guarantee to the Purchaser the preferred right to exercise the same within the sixty (60) days following its notice, to equal or improve any offer made to The Seller to any third party, in respect to the mining rights held in the other mining concessions that the seller has or that the Seller may have in the future in Venezuela.

TWENTY NINTH: In the event of a disagreement between the Seller and the Purchaser,. And that such disagreement is not settles by agreement between the Parties or referred to any of the terms and clauses to this Contract, or in respect to any of the operations in the Property, the Parties agree to take the issue first in an arbitration procedure in order to achieve the suitable solutions, as provided for and described in this contract. If any of the Parties begins any legal procedure thought the Courts without resorting first to the Arbitration procedure, it shall be responsible for the legal costs of both parties ain any of these procedures.

THIRTIETH: The Purchaser accepts to pay to The Representative of the Seller, two and a half percent (2.5%) of the net annual profit obtained by The Purchaser, while related to the Property.

THIRTY FIRST: The Representative of the Purchaser undertakes to sell to the Representative of the Seller, fifty thousand (50,000) shares of the capital stock of the Company at a price of one cent of a Dollar (US$ 0.01), that is, five hundred dollars (US$ 500) as a whole. The sale of such shares shall be carried out withing the three (3) months following the date of the signing of this contract.

THIRTY SECOND: the Seller shall grant authority to the Purchaser to represent it before any government entities in order to see for the Property to be in perfect order. This authority shall finish at the time the contract finishes for any reason or is void.


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[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]


THIRTY THIRD: Neither the Purchaser nor the Seller may assign or dispose in any manner of the rights granted to them herein; likewise, they may not sublease or contract with third parties for any type of operations in The Property, without the express consent by the other party.

THIRTY FOURTH: The city of Caracas, Federal District is hereby chosen as special domicile, to all effects of this contract, its causes and consequences, and the Parties declare to submit to the jurisdiction of the Courts thereof.

THIRTY FIFTH: This contract contains all provisions agreed by the contracting Parties; therefore, any others that amend, repeal or extend the same, must be agreed by the same parties in writing. All not expressly provided for in this document shall be governed by the provisions contained in the Law of Mines and its Regulation, Civil Code or Special Laws regulating such matter.

In Caracas, on the date of execution thereof.

The foregoing translation is hereby certified correct, IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal, in the city of Caracas, Republic of Venezuela, on this sixteenth (16th) day of the month of May of the year nineteen hundred ninety nine (1999).

/s/ Gustavo H. Villalobos
-------------------------
Gustavo H. Villalobos
Lic. Public Interpreter


[[ Stamp of GUSTAVO VILLALOBOS, INTERPRETE PUBLICO, Caracos, Venezuela ]]


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